1 Midland States Bancorp, Inc. NASDAQ: MSBI First Quarter 2023 Earnings Presentation

22 Forward-Looking Statements. This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements expressing management’s current expectations, forecasts of future events or long-term goals may be based upon beliefs, expectations and assumptions of the Company’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this presentation speak only as of the date they are made, and the Company undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements including changes in interest rates and other general economic, business and political conditions, the impact of inflation, continuing effects of the recent failures of Silicon Valley Bank and Signature Bank, including anticipated effects on FDIC premiums, increased deposit volatility and potential regulatory developments. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Additional information concerning the Company and its businesses, including additional factors that could materially affect the Company’s financial results, are included in the Company’s filings with the Securities and Exchange Commission. Use of Non-GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include “Adjusted Earnings,” "Adjusted Earnings Available to Common Shareholders," “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Income,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,”and “Return on Average Tangible Common Equity.” The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non-GAAP measures are provided in the Appendix section of this presentation.

3 Company Snapshot 3 • Illinois state-chartered community bank founded in 1881 • $7.9 billion in assets - largest Illinois-based community bank(1) • $3.5 billion Wealth Management business • Commercial bank focused on in-market relationships with national diversification in equipment finance • 53 branches in Illinois and Missouri • 16 successful acquisitions since 2008 Notes: (1) Community bank defined as banks with less than $10 billion in assets; Source: S&P Capital IQ

4 Business and Corporate Strategy 4 Customer-Centric Culture Drive organic growth by focusing on customer service and accountability to our clients and colleagues; seek to develop bankers who create dynamic relationships; pursue continual investment in people; maintain a core set of institutional values, and build a robust technology platform that provides customers with a superior banking experience Operational Excellence A corporate-wide focus on driving improvements in people, processes and technology in order to generate further improvement in Midland's operating efficiency and financial performance Enterprise-Wide Risk Management Maintain a program designed to integrate controls, monitoring and risk-assessment at all key levels and stages of our operations and growth; ensure that all employee are fully engaged Accretive Acquisitions Maintain experienced acquisition team capable of identifying and executing transactions that build shareholder value through a disciplined approach to pricing; take advantage of relative strength in periods of market disruption Revenue Diversification Generate a diversified revenue mix and focus on growing businesses that generate strong recurring revenues such as wealth management

5 Successful Execution of Strategic Plan... 5 Total Assets (at period-end in billions) $1.1 $1.6 $1.5 $1.6 $1.7 $2.7 $2.9 $3.2 $4.4 $5.6 $6.1 $6.9 $7.4 $7.9 $7.9 Selected Acquisitions 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Q1 2023 CAG R si nce 201 6 IP O: 1 5% CAGR: 16% Selected Acquisitions: Total Assets at Time of Acquisition (in millions) 2009: Strategic Capital Bank ($540) 2010: AMCORE Bank ($500) 2014: Love Savings/Heartland Bank ($889) 2017: Centrue Financial ($990) 2018: Alpine Bancorp ($1,243) 2019: HomeStar Financial Group ($366)

6 ...Leads to Creation of Shareholder Value 6 Tangible Book Value Per Share(1) 22 Consecutive Years of Dividend Increases $17.31 $17.00 $18.64 $19.31 $21.66 $20.94 $21.87 $17.22 $17.09 $18.34 $18.80 $21.42 $24.72 $25.39 Tangible Book Value Per Share TBV/Share ex. AOCI 2017 2018 2019 2020 2021 2022 Q1 2023 TBV/Share ex. AOCI CAGR: 7.7% Dividends Declared Per Share $0.80 $0.88 $0.97 $1.07 $1.12 $1.16 $1.20 2017 2018 2019 2020 2021 2022 Q1 2023 (annualized) CAGR: 8.0% Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

7 ...And Increased Profitability 7 Adjusted Diluted EPS(1) CAGR: 14.9% Adjusted ROATCE(1) 11.32% 15.00% 14.44% 9.24% 18.33% 18.59% 17.11% 2017 2018 2019 2020 2021 2022 Q1 2023 Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. $1.89 $2.39 $2.54 $1.70 $3.65 $3.79 2017 2018 2019 2020 2021 2022 Adjusted Diluted EPS data and CAGR through 2022

Overview of 1Q23

Strong Financial Performance	• Net income available to common shareholders of $19.5 million, or $0.86 diluted EPS • Pre-tax, pre-provision earnings[(1)] of $32.4 million • GAAP ROAA of 1.12% and Adjusted ROAA[(1)] of 1.15%
No Impact from Issues in Banking Industry	• Deposit base was stable following announcement of bank failures • Uninsured deposits comprise 21% of total deposits • No extraordinary measures were needed to prevent deposit outflows • Total deposits increased during 1Q23 • Level of borrowings and cash balances remained consistent with typical levels
Continued Loan Growth and Healthy Asset Quality	• Total loans increased 3% annualized despite more selective approach to new loan production • Growth in commercial loans offset decline in consumer loans resulting from planned reduction in loans originated through GreenSky partnership • New investment securities purchased with GreenSky runoff had an average rate that was 75 basis points higher than loans that paid off in 1Q23 • No meaningful change in delinquent or nonperforming loans • Net charge-offs to average loans of 0.14%
Increase in TBV and Capital Ratios	• Tangible book value per share increased 4% from end of prior quarter • Strong financial performance resulted in increase in all capital ratios

8

Notes:
(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

Midland States Bancorp, Inc.

9 Loan Portfolio 9 • Total loans increased $47.8 million from prior quarter to $6.35 billion • Growth primarily driven by increases in commercial loans, partially offset by decline in consumer loans resulting from planned reduction of loans originated through GreenSky partnership • Equipment finance balances increased $33.7 million, or 3% from end of prior quarter • Expect continued decreases as GreenSky originations slow and official end of program in October 2023 Loan Portfolio Mix (in millions, as of quarter-end) 1Q 2023 4Q 2022 1Q 2022 Commercial loans and leases $ 2,090 $ 2,006 $ 1,867 Commercial real estate 2,448 2,433 2,114 Construction and land development 327 321 189 Residential real estate 370 366 329 Consumer 1,119 1,180 1,041 Total Loans $ 6,354 $ 6,306 $ 5,540 Total Loans ex. Commercial FHA Lines and PPP $ 6,344 $ 6,281 $ 5,456 $5,540 $5,796 $6,198 $6,306 $6,354 4.40% 4.49% 4.83% 5.26% 5.65% Total Loans Average Loan Yield 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023 Total Loans and Average Loan Yield (in millions, as of quarter-end)

10 Total Deposits 10 • Total deposits increased $60 million from end of prior quarter, primarily related to interest rate promotions offered on money market and time deposit products • Noninterest-bearing deposits decline primarily attributable to commercial depositors moving excess liquidity into interest-bearing accounts and other seasonal outflows • Managing rates on deposits in order to continue growing our deposit base through new and expanded relationships with retail and commercial clients Deposit Mix (in millions, as of quarter-end) 1Q 2023 4Q 2022 1Q 2022 Noninterest-bearing demand $ 1,216 $ 1,362 $ 1,394 Interest-bearing: Checking $ 2,503 $ 2,494 $ 2,350 Money market $ 1,264 $ 1,184 $ 964 Savings $ 637 $ 662 $ 711 Time $ 767 $ 650 $ 619 Brokered time $ 39 $ 13 $ 19 Total Deposits $ 6,425 $ 6,365 $ 6,058 $6,058 $6,184 $6,395 $6,365 $6,425 0.15% 0.25% 0.65% 1.23% 1.70% Total Deposits Cost of Deposits 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023 Total Deposits and Cost of Deposits (in millions, as of quarter-end)

11 Deposit Type Trend 11 Deposits by Type Trend (in millions) $4,074 $4,544 $5,101 $6,111 $6,365 $6,425 Non Int Bearing Demand Interest Bearing Checking Money Market Savings Time Brokered Time 2018 2019 2020 2021 2022 1Q 2023 11% CAG R

12 Deposit Summary as of March 31, 2023 12 Deposits by Channel (in millions) Commercial Deposits by NAICS Code (in millions) $2,829 44.0% $1,001 15.6% $1,016 15.8% $312 4.9% $142 2.2% $544 8.5% $581 9.0% Retail Deposits Commercial Deposits Servicing Deposits Public Funds Brokered Deposits ICS Reciprocal Other $197 19.6% $149 14.9% 4.8% 9.5%7.9% 1.2% 4.1% 2.6% 3.9% 4.5% 2.8% $180 18.0% 6.2% Finance & Insurance RE, Rental & Leasing Manufacturing Other Services Construction Admin, Support, Waste Mgmt & Remediation Retail Trade Agriculture, Forestry, Fishing & Hunting Wholesale Trade Professional, Scientific & Tech Services Accom & Food NAICS code unavailable All Other All Other category made up of over 155 NAICS with Executive Offices being the largest at $10 million $6.43 billion $1.00 billion

13 Uninsured Deposits 13 Average Deposit Balance per Account = $33,000 *Excludes $645 million and $569 million, respectively, of fully insured funds in Insured Cash Sweep (ICS) accounts Uninsured Deposits (in millions) March 31, 2023 December 31, 2022 Call Report Uninsured Estimate(1) $ 1,793 $ 2,269 Call Report Estimated Uninsured Deposits to Total Deposits 28% 36 % Less: Affiliate Deposits (MSB owned funds) (32) (29) Less: Estimated insured portion of servicing deposits(1) — (218) Less: Additional structured FDIC coverage (56) (66) Less: Collateralized Deposits (384) (405) Estimated uninsured deposits excluding items above $ 1,321 $ 1,551 Estimated Uninsured Deposits to Total Deposits 21% 24 % Total Deposits $ 6,425 $ 6,365 Notes: (1) Call Report uninsured estimate was refined at March 31, 2023 to exclude the estimated insured portion of servicing deposits

14 Investment Portfolio As of March 31, 2023 14 Fair Value of Investments by Type 6.5% 6.7% 60.3% 5.2% 8.1% 2.8% 10.4% Treasuries US GSE & US Agency MSB - agency MSB - non agency State & Muni CLOs Corporate • All Investments are classified as Available for Sale • Average T/E Yield is 3.00% • Average Duration is 5.10 years Investments by Yield and DurationInvestment Mix & Unrealized Gain (Loss) (in millions) Fair Value Book Value Unrealized Gain (Loss) Treasuries $ 53 $ 57 $ (4) US GSE & US Agency 54 58 (4) MBS - agency 489 559 (70) MBS - non agency 43 46 (3) State & Municipal 66 73 (7) CLOs 23 23 — Corporate 84 95 (11) Total Investments $ 812 $ 911 $ (99) Duration Yi el d 0 1 2 3 4 5 6 7 8 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% $812 million

15 Liquidity Overview 15 Liquidity Sources (in millions) March 31, 2023 December 31, 2022 Cash and Cash Equivalents $ 138.3 $ 160.6 Unpledged Securities 310.3 209.2 FHLB Committed Liquidity 932.8 997.4 FRB Discount Window Availability 207.7 12.2 Total Estimated Liquidity $ 1,589.1 $ 1,379.4 Conditional Funding Based on Market Conditions Additional Credit Facility $ 250.0 $ 250.0 Brokered CDs (additional capacity) $ 500.0 $ 500.0

16 Net Interest Income/Margin 16 • Net interest income down slightly from prior quarter as higher average balance of interest-earning assets was offset by an increase in cost of interest-bearing liabilities • Net interest margin decreased 11 bps from prior quarter as the increase in cost of deposits exceeded the increase in the average yield on earning assets • Average rate on new and renewed loan originations increased 34 bps to 7.44% in March 2023 from 7.10% in December 2022 • Net interest margin expected to stabilize as the pace of Fed rate increases slow and loan portfolio continues to reprice Net Interest Income (in millions) Net Interest Margin $56.8 $61.3 $64.0 $63.6 $60.5 $0.6 $0.6 $0.5 $0.3 $0.4 NII Accretion Income 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023 3.50% 3.65% 3.63% 3.50% 3.39% 0.03% 0.03% 0.03% 0.02% 0.02% NIM Accretion Income 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023

17 Wealth Management 17 • Assets under administration relatively unchanged in 1Q23 • Increase in Wealth Management revenue compared to the prior quarter primarily related to seasonal tax preparation fees Assets Under Administration (in millions) Wealth Management Revenue (in millions) $3,934 $3,503 $3,355 $3,505 $3,503 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023 $7.14 $6.14 $6.20 $6.23 $6.41 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023

18 Noninterest Income 18 • Excluding gain on termination of forward starting interest rate swaps in 4Q22, noninterest income was relatively consistent with prior quarter • 1Q23 noninterest income included $0.6 million loss on sale of investment securities as part of repositioning of portfolio that will positively impact net interest margin, liquidity, and capital allocations • Sale of commercial MSR portfolio still expected to close during second half of 2023 Noninterest Income (in millions) $15.6 $14.6 $15.8 $33.8 $15.8 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023

Noninterest Expense and Operating Efficiency

Noninterest Expense and Efficiency Ratio [(1)]



(Noninterest expense in millions)
$40.9
$0.1
55.7%
$41.3
$0.3
53.1%
$43.5
54.3%
$49.9
$3.3
58.3%
$44.5
57.6%
1Q 2022
2Q 2022
3Q 2022
4Q 2022
1Q 2023
Total Noninterest Expense
Adjustments to Noninterest Expense
Efficiency Ratio

- Efficiency Ratio [(1)] was 57.6% in 1Q22 vs. 58.3% in 4Q22
- Adjustments to non-interest expense:

($ in millions)	1Q 2023	4Q 2022
Loss on mortgage servicing rights held for sale	--	$3.3

- 4Q22 included a $3.5 million impairment on other real estate owned
- Excluding loss on MSRs and OREO impairment in 4Q22, noninterest expense increased primarily due to:
  - Higher salaries and employee benefits resulting from seasonal impact of payroll taxes and medical insurance
  - Higher FDIC insurance expense resulting from higher assessment rate now in place
- Near-term operating expense run-rate expected to be $43 - $44 million

Notes:
(1) Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

19

Midland States Bancorp, Inc.

20 Asset Quality 20 • Nonperforming loans increased $1.3 million primarily due to one commercial real estate loan • Payment of $5.4 million received in early April on nonperforming loan, would have decreased nonperforming loans to total loans ratio by 8bps • Delinquencies in consumer portfolio remain low • Net charge-offs to average loans was 0.14% • Provision for credit losses on loans of $3.1 million, primarily related to the growth in total loans and changes in the portfolio mix Nonperforming Loans / Total Loans (Total Loans as of quarter-end) NCO / Average Loans 0.95% 0.98% 0.76% 0.78% 0.80% 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023 0.17% 0.20% 0.21% 0.03% 0.14% 1Q 2022 2Q 2022 3Q 2022 4Q 2022 1Q 2023

21 Changes in Allowance for Credit Losses 21 ($ in thousands) ▪ Changes to specific reserves ▪ New Loans ▪ Changes in Credit quality including risk rating ▪ Changes in portfolio mix ▪ Aging of existing portfolio ▪ Other charge-offs and recoveries ▪ Change to macro- economic variables and forecasts ▪ Changes to other economic qualitative factors $61,051 $281 $586 $149 $62,067 ACL December 31, 2022 Specific Reserves Portfolio Changes Economic Factors ACL March 31, 2023

22 ACL by Portfolio 22 ($ in thousands) March 31, 2023 December 31, 2022 Portfolio Loans ACL % of Total Loans Loans ACL % of Total Loans Commercial $ 823,847 $ 5,365 0.65% $ 786,877 $ 4,706 0.60 % Warehouse Lines 10,275 — — % 25,029 — — % Commercial Other 756,553 10,397 1.37% 727,697 9,933 1.36 % Equipment Finance Loans 632,205 9,997 1.58% 616,751 9,666 1.57 % Paycheck Protection Program 90 — — % 1,916 3 0.16 % Equipment Finance Leases 510,029 7,168 1.41% 491,744 6,788 1.38 % CRE non-owner occupied 1,636,316 18,049 1.10% 1,591,399 18,649 1.17 % CRE owner occupied 460,133 6,945 1.51% 496,786 7,447 1.50 % Multi-family 281,559 2,730 0.97% 277,889 2,702 0.97 % Farmland 70,150 492 0.70% 67,085 491 0.73 % Construction and Land Development 326,836 2,442 0.75% 320,882 2,435 0.76 % Residential RE First Lien 309,637 3,773 1.22% 304,243 3,717 1.22 % Other Residential 60,273 577 0.96% 61,851 584 0.94 % Consumer 112,882 1,074 0.95% 105,880 636 0.60 % Consumer Other(1) 1,006,056 3,055 0.30% 1,074,134 2,963 0.28 % Total Loans 6,354,271 62,067 0.98% 6,306,467 61,051 0.97 % Loans (excluding GreenSky, PPP and warehouse lines) 5,228,082 58,643 1.12% 5,143,343 57,897 1.13 % Notes: (1) Primarily consists of loans originated through GreenSky relationship

23 Outlook 23 • Prudent risk management will remain top priority while economic uncertainty remains • Continue generating strong financial performance while maintaining conservative approach to new loan production to build capital and liquidity • Planned reduction of GreenSky portfolio will be utilized to add to the securities portfolio and pay off higher cost funding sources with net impact likely being earnings neutral, but capital accretive • Maintain disciplined expense management while getting further leverage from investments in talent and technology made over the past few years • Business development efforts focused on adding new commercial and retail deposit relationships, supplemented with new Banking-as-a-Service partnerships focused on deposit generation • Strength of balance sheet expected to provide opportunities to capitalize on current environment to add new clients that will contribute to continued long-term profitable growth and increase in franchise value

24 APPENDIX 24

2525 Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases with outstanding balances of $4.87 billion as of 3/31/2023 ($s in millions) RE/Rental & Leasing $1,467.8 30.2% All Others $631.5 13.0% Skilled Nursing $462.1 9.5% Construction - General $330.7 6.8% Manufacturing $272.8 5.6% Finance and Insurance $257.0 5.3% Accommodation & Food Svcs $226.8 4.7% Trans./Ground Passenger $224.0 4.6% Assisted Living $153.7 3.2% Ag., Forestry, & Fishing $153.4 3.2% General Freight Trucking $240.3 4.9% Retail Trade $165.7 3.4% Wholesale Trade $109.8 2.3% Other Services $99.7 2.0% Commercial Loans and Leases by Industry Health Care $70.1 1.4%

26 Commercial Real Estate Portfolio by Collateral Type 26 CRE Concentration (as of March 31, 2023) CRE as a % of Total Loans 38.5% CRE as a % of Total Risk-Based Capital (1) 261.5% Notes: (1) Represents non-owner occupied CRE loans only Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio with outstanding balances of $2.77 billion as of March 31, 2023 ($s in millions) Skilled Nursing $477 17.2% Retail $433 15.6% Multi-Family $422 15.2% Industrial/Warehouse $226 8.1% Assisted Living $182 6.6% Hotel/Motel $168 6.1% All Other $184 6.6% Office $155 5.6% Farmland $69 2.5% Residential 1-4 Family $86 3.1% Raw Land $18 0.6% Restaurant $38 1.4% Mixed Use/Other $64 2.3% Medical Building $104 3.8% Special Purpose $84 3.0% C-Store/Gas Station $66 2.4%

27 Capital Ratios and Strategy 27 • Strengthened capital ratios with issuance of $115 million of non-cumulative preferred stock in August 2022 ◦ Included in Tier 1 Regulatory Capital ◦ 7.75% with reset at 5 years • Reduced cost of funds by redeeming $40 million of sub-debt with rate of 6.25% in October 2022 • Gain from forward starting swaps increased capital for fourth quarter 2022 • Internal capital generated from strong profitability and slower balance sheet growth expected to raise TCE ratio to 7.00%-7.75% by the end of 2024 • Capital actions and strong profitability expected to enable MSBI to raise capital ratios while maintaining current dividend payout Capital Strategy Capital Ratios (as of March 31, 2023) 6.24% 7.84% 9.54% 10.25% 12.46% 10.76% 10.02% 10.76% 11.59% Consolidated Bank Level TCE/TA Common Eq. Tier 1 Tier 1 Leverage Tier 1 RBC Total RBC

2828 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) Tangible Book Value Per Share For the Year Ended (dollars in thousands, except per share data) 2017 2018 2019 2020 2021 2022 Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 449,545 $ 608,525 $ 661,911 $ 621,391 $ 663,837 $ 758,574 Adjustments: Preferred Stock (2,970) (2,781) — — — (110,548) Goodwill (98,624) (164,673) (171,758) (161,904) (161,904) (161,904) Other intangible assets, net (16,932) (37,376) (34,886) (28,382) (24,374) (20,866) Tangible common equity 331,019 403,695 455,267 431,105 477,559 465,256 Less: Accumulated other comprehensive income (AOCI) 1,758 (2,108) 7,442 11,431 5,237 (83,797) Tangible common equity excluding AOCI $ 329,261 $ 405,803 $ 447,825 $ 419,674 $ 472,322 $ 549,053 Common Shares Outstanding 19,122,049 23,751,798 24,420,345 22,325,471 22,050,537 22,214,913 Tangible Book Value Per Share $ 17.31 $ 17.00 $ 18.64 $ 19.31 $ 21.66 $ 20.94 Tangible Book Value Per Share excluding AOCI $ 17.22 $ 17.09 $ 18.34 $ 18.80 $ 21.42 $ 24.72

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

(dollars in thousands, except per share data)	For The Year Ended 2017	2018	2019	2020	2021	2022
Income before income taxes - GAAP	$ 26,471	$ 50,805	$ 72,471	$ 32,014	$ 99,112	$ 129,838
Adjustments to noninterest income:						
(Gain) on sales of investment securities, net	(222)	(464)	(674)	(1,721)	(537)	230
(Gain) on termination of hedged interest rate swaps	—	—	—	—	(2,159)	(17,531)
Other income	67	(89)	29	17	(48)	—
Total adjustments to noninterest income	(155)	(553)	(645)	(1,704)	(2,744)	(17,301)
Adjustments to noninterest expense:						
Impairment related to facilities optimization	(1,952)	—	(3,577)	(12,847)	—	—
(Loss) gain on mortgage servicing rights held for sale	(4,059)	(458)	490	(1,692)	(222)	(3,250)
FHLB advances prepayment fees	—	—	—	(4,872)	(8,536)	—
Loss on repurchase of subordinated debt	—	—	(1,778)	(193)	—	—
Integration and acquisition expenses	(17,738)	(24,015)	(5,493)	(2,309)	(4,356)	(347)
Total adjustments to noninterest expense	(23,749)	(24,473)	(10,358)	(21,913)	(13,114)	(3,597)
Adjusted earnings pre tax	50,065	74,725	82,184	52,223	109,482	116,134
Adjusted earnings tax	15,170	17,962	19,358	12,040	26,261	27,113
Adjusted earnings - non-GAAP	34,895	56,763	62,826	40,183	83,221	89,021
Preferred stock dividends, net	83	141	46	—	—	3,169
Adjusted earnings available to common shareholders	$ 34,812	$ 56,622	$ 62,780	$ 40,183	$ 83,221	$ 85,852
Adjusted diluted earnings per common share	$ 1.89	$ 2.39	$ 2.54	$ 1.70	$ 3.65	$ 3.79
Adjusted return on average tangible common equity	11.32 %	15.00 %	14.44 %	9.24 %	18.33 %	18.59 %

29

Midland States Bancorp, Inc.

3030 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) Adjusted Earnings Reconciliation For The Quarter Ended March 31, December 31, September 30, June 30, March 31, (dollars in thousands, except per share data) 2023 2022 2022 2022 2022 Income before income taxes - GAAP $ 28,666 $ 43,902 $ 29,380 $ 29,167 $ 27,389 Adjustments to noninterest income: Loss on sales of investment securities, net 648 — 129 101 — (Gain) on termination of hedged interest rate swaps — (17,531) — — — Total adjustments to noninterest income 648 (17,531) 129 101 — Adjustments to noninterest expense: (Loss) on mortgage servicing rights held for sale — (3,250) — — — FHLB advances prepayment fees — — — — — Integration and acquisition expenses — — 68 (324) (91) Total adjustments to noninterest expense — (3,250) 68 (324) (91) Adjusted earnings pre tax 29,314 29,621 29,441 29,592 27,480 Adjusted earnings tax 7,069 7,174 5,873 7,401 6,665 Adjusted earnings - non-GAAP 22,245 22,447 23,568 22,191 20,815 Preferred stock dividends 2,228 3,169 — — — Adjusted earnings available to common shareholders $ 20,017 $ 19,278 $ 23,568 $ 22,191 $ 20,815 Adjusted diluted earnings per common share $ 0.88 $ 0.85 $ 1.04 $ 0.98 $ 0.92 Adjusted return on average assets 1.15% 1.13% 1.22% 1.21% 1.16 % Adjusted return on average shareholders' equity 11.76% 11.89% 13.34% 13.84% 12.84 % Adjusted return on average tangible common equity 17.11% 16.80% 20.24% 19.41% 17.89 % Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation For the Quarter Ended March 31, December 31, September 30, June 30, March 31, (dollars in thousands) 2023 2022 2022 2022 2022 Adjusted earnings pre tax - non-GAAP $ 29,314 $ 29,621 $ 29,441 $ 29,592 $ 27,480 Provision for credit losses 3,135 3,544 6,974 5,441 4,167 Impairment on commercial mortgage servicing rights — — — 869 394 Adjusted pre-tax, pre-provision earnings - non-GAAP $ 32,449 $ 33,165 $ 36,415 $ 35,902 $ 32,041 Adjusted pre-tax, pre-provision return on average assets 1.67% 1.68% 1.89% 1.95% 1.79%

3131 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) Efficiency Ratio Reconciliation For the Quarter Ended March 31, December 31, September 30, June 30, March 31, 2023 2022 2022 2022 2022 (dollars in thousands) Noninterest expense - GAAP $ 44,482 $ 49,943 $ 43,496 $ 41,339 $ 40,884 Loss on mortgage servicing rights held for sale — (3,250) — — — FHLB advances prepayment fees — — — — — Integration and acquisition expenses — — 68 (324) (91) Adjusted noninterest expense $ 44,482 $ 46,693 $ 43,564 $ 41,015 $ 40,793 Net interest income - GAAP $ 60,504 $ 63,550 $ 64,024 $ 61,334 $ 56,827 Effect of tax-exempt income 244 286 307 321 369 Adjusted net interest income 60,748 63,836 64,331 61,655 57,196 Noninterest income - GAAP 15,779 33,839 15,826 14,613 15,613 Impairment on commercial mortgage servicing rights — — — 869 394 Loss on sales of investment securities, net 648 — 129 101 — (Gain) on termination of hedged interest rate swaps — (17,531) — — — Adjusted noninterest income 16,427 16,308 15,955 15,583 16,007 Adjusted total revenue $ 77,175 $ 80,144 $ 80,286 $ 77,238 $ 73,203 Efficiency ratio 57.64% 58.26% 54.26% 53.10% 55.73%

3232 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share As of March 31, December 31, September 30, June 30, March 31, (dollars in thousands, except per share data) 2023 2022 2022 2022 2022 Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 775,643 $ 758,574 $ 739,279 $ 636,188 $ 644,986 Adjustments: Preferred Stock (110,548) (110,548) (110,548) — — Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (19,575) (20,866) (22,198) (23,559) (22,976) Tangible common equity $ 483,616 $ 465,256 $ 444,629 $ 450,725 $ 460,106 Less: Accumulated other comprehensive income (AOCI) (77,797) (83,797) (78,383) (53,097) (28,035) Tangible common equity excluding AOCI $ 561,413 $ 549,053 $ 523,012 $ 503,822 $ 488,141 Total Assets to Tangible Assets: Total assets—GAAP $ 7,930,174 $ 7,855,501 $ 7,821,877 $ 7,435,812 $ 7,338,715 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (19,575) (20,866) (22,198) (23,559) (22,976) Tangible assets $ 7,748,695 $ 7,672,731 $ 7,637,775 $ 7,250,349 $ 7,153,835 Common Shares Outstanding 22,111,454 22,214,913 22,074,740 22,060,255 22,044,626 Tangible Common Equity to Tangible Assets 6.24% 6.06% 5.82% 6.22% 6.43 % Tangible Book Value Per Share $ 21.87 $ 20.94 $ 20.14 $ 20.43 $ 20.87 Tangible Book Value Per Share excluding AOCI $ 25.39 $ 24.72 $ 23.69 $ 22.84 $ 22.14 Return on Average Tangible Common Equity (ROATCE) For the Quarter Ended March 31, December 31, September 30, June 30, March 31, (dollars in thousands) 2023 2022 2022 2022 2022 Net income $ 21,772 $ 32,872 $ 23,521 $ 21,883 $ 20,749 Average total shareholders' equity—GAAP $ 767,186 $ 749,183 $ 700,866 $ 643,004 $ 657,327 Adjustments: Preferred Stock (110,548) (110,548) (54,072) — — Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (20,184) (22,859) 22,589 (22,570) (23,638) Average tangible common equity $ 474,550 $ 453,872 $ 507,479 $ 458,530 $ 471,785 ROATCE 16.70% 25.89% 20.20% 19.14% 17.84%